UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2017

GREEN MEADOW PRODUCTS, INC.

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(Exact name of Registrant as specified in its charter)

Wyoming --------------------------------- (State or other jurisdiction of incorporation)	333-198993 ------------------------------- (Commission File Number)	45-5552519 ------------------------------------- (IRS Employer Identification No.)

2173 Salk Avenue, Suite 250,

Carlsbad, CA 92008

(760) 456-5777

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(Address and telephone Number of principal executive offices)

1010 Industrial Road, Suite 70

Boulder City, Nevada, 89005

702-769-4529

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(Former Address and telephone Number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017 (“The Effective Time”), our board of directors appointed Peter Sollenne to serve as a member of the board of directors and as Chief Executive Officer and Chief Financial Officer. As of the Effective Time, Stan Windhorn resigned as a director, Chief Executive Officer and Chief Financial Officer of the company and will remain as an officer in the capacity of Secretary of the Company. His resignation was not the result of any disagreement on any matter relating to the Company’s operation, policies (including accounting or financial policies) or practices.

Set forth below is biographical information regarding Mr. Sollenne.

Mr. Sollenne, age 68, has served as the President and CFO of Blackhawk Wealth Group, Inc. a financial advisory company from 2008 to the present where he administered the strategic financial planning for numerous companies, inclusive of the medical device industry, oil & gas industry and the international commodity trading arena, to name a few. From 2003 to 2008 Mr. Sollenne served as the CEO and CFO of IT&E International, Inc. an international life sciences services company serving the Pharmacutical, Biotech, Biopharma and clinical research industries. From May 2000 to December 2003, Mr. Sollenne was President and Chief Executive Officer at FastBreak Growth, Inc. a strategic management consulting and business solutions company. From December 1998 to May 2000, Mr. Sollenne was Chief Executive Officer, President and Chief Operating Officer of re-Solutions, Inc., an information technology professional services company. Mr. Sollenne received his Bachelors of Science in Accounting/Business Administration from Boston College and is a CPA.

Item 8.01 Other Events

With the change of the CompanyÕs CEO, the Company has also changed its address and phone number as follows:

2173 Salk Avenue, Suite 250, Carlsbad, CA 92008 telephone: (760) 456-5777.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Green Meadow Products, Inc. (Registrant)
May 24, 2017	By:	/s/ Stan Windhorn
		Name:	Stan Windhorn
		Title:	Secretary